Exhibit 99.1

News Release

TE CONNECTIVITY REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

SCHAFFHAUSEN, Switzerland — October 30, 2013 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter ended September 27, 2013.

Fourth Quarter Highlights

•                  Increased net sales by 2 percent to $3.43 billion; up 3 percent organically

•                  Grew adjusted Earnings Per Share 22 percent to a fourth quarter record of $0.93

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.92

•                  Free Cash Flow was $412 million; Returned $313 million to shareholders through share repurchases and dividends

•                  Board of Directors authorized an additional $1 billion in share repurchase

•                  Named Top 100 Innovator by Thomson Reuters for the third consecutive year

Full Year Highlights

•                  Net sales were $13.3 billion; flat versus the prior year

•                  Adjusted EPS were $3.23; up 13 percent versus the prior year

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $3.02

•                  Free Cash Flow was $1.5 billion

•                  Returned $1.2 billion to shareholders through share repurchases and dividends

“I am pleased with our fourth quarter results and the strong finish to our fiscal year,” said TE Connectivity Chairman and Chief Executive Officer Tom Lynch. “Our Transportation segment continued to perform extremely well and demand in our Telecom Networks and Industrial businesses strengthened. Adjusted EPS of $0.93 was a record for the Company and adjusted operating margin was very strong at 15.7 percent.  During the year we returned $1.2 billion to shareholders through dividends and share repurchases. This is our sixth consecutive year with a free cash flow-to-sales ratio of 10 percent or greater.

“I am encouraged by the current trends in our business and expect sales and adjusted EPS in the first quarter and for the full year to be up solidly versus the prior year.”

FISCAL FOURTH QUARTER RESULTS

The Company reported net sales of $3.43 billion compared to prior year sales of $3.36 billion. Adjusted EPS were $0.93, compared to $0.76 in the prior year. GAAP EPS were $0.92 for the quarter. Free cash flow was $412 million for the quarter.

GAAP EPS included $0.13 per share of restructuring and other charges and $0.12 of income related to tax items.

Total Company orders were $3.25 billion in the fourth quarter, up 6 percent, and the book-to-bill ratio was 0.98 excluding Subsea Communications.

OUTLOOK

For the first quarter, the Company expects net sales of $3.225 to $3.325 billion and adjusted EPS of $0.74 to $0.78. GAAP EPS are expected to be $0.71 to $0.75, including restructuring charges of $0.03.

For the full year, the Company expects net sales of $13.65 to $14.15 billion and adjusted EPS of $3.50 to $3.80. GAAP EPS are expected to be $3.41 to $3.71, including restructuring charges of $0.09.

This outlook assumes foreign exchange and commodity rates that are consistent with current levels.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release. For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day. To connect with the company, visit: www.TE.com.

CONFERENCE CALL AND WEBCAST

•                  The Company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the Company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1085. The telephone dial-in number for participants outside the United States is (651) 291-0278.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on October 30, 2013 and ending at 11:59 p.m. on November 6, 2013. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 303736.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

SHARE REPURCHASE PROGRAM

The Company announced above an increase in the authorization for its share repurchase program. Any repurchases by the Company will be made in accordance with applicable securities laws in the open market or in private transactions. The repurchase program is subject to business and market conditions, and may be commenced, suspended or discontinued at any time or from time to time without prior notice.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2012 as well as in our Quarterly Reports on Form 10-Q for the fiscal quarters ended Dec. 28, 2012, March 29, 2013 and June 28, 2013, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Amy Shah	Keith Kolstrom
	610-893-9555 Office	610-893-9551 Office
	amy.shah@te.com	keith.kolstrom@te.com

	Brian Schaffer	Will Ruthrauff
	212-279-3115 Office	610-893-9565 Office
	bschaffer@prosek.com	will.ruthrauff@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012
	(in millions, except per share data)

Net sales	$3,432	$3,364	$13,280	$13,282
Cost of sales	2,276	2,300	8,951	9,236
Gross margin	1,156	1,064	4,329	4,046
Selling, general, and administrative expenses	451	452	1,773	1,685
Research, development, and engineering expenses	166	165	675	688
Acquisition and integration costs	3	4	14	27
Restructuring and other charges, net	71	42	311	128
Operating income	465	401	1,556	1,518
Interest income	4	5	17	23
Interest expense	(34)	(45)	(142)	(176)
Other income (expense), net	16	19	(183)	50
Income from continuing operations before income taxes	451	380	1,248	1,415
Income tax (expense) benefit	(63)	18	29	(249)
Income from continuing operations	388	398	1,277	1,166
Income (loss) from discontinued operations, net of income taxes	—	(2)	—	(51)
Net income	388	396	1,277	1,115
Less: net income attributable to noncontrolling interests	(1)	—	(1)	(3)
Net income attributable to TE Connectivity Ltd.	$387	$396	$1,276	$1,112

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$387	$398	$1,276	$1,163
Income (loss) from discontinued operations	—	(2)	—	(51)
Net income	$387	$396	$1,276	$1,112

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.94	$0.93	$3.05	$2.73
Income (loss) from discontinued operations	—	—	—	(0.12)
Net income	0.94	0.93	3.05	2.61

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.92	$0.93	$3.02	$2.70
Income (loss) from discontinued operations	—	(0.01)	—	(0.11)
Net income	0.92	0.92	3.02	2.59

Dividends and cash distributions paid per common share of TE Connectivity Ltd.	$0.25	$0.21	$0.92	$0.78

Weighted-average number of shares outstanding:
Basic	413	426	418	426
Diluted	420	429	423	430

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 27,	September 28,
	2013	2012
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,403	$1,589
Accounts receivable, net of allowance for doubtful accounts of $48 and $41, respectively	2,323	2,343
Inventories	1,762	1,808
Prepaid expenses and other current assets	487	474
Deferred income taxes	334	289
Total current assets	6,309	6,503
Property, plant, and equipment, net	3,166	3,213
Goodwill	4,326	4,308
Intangible assets, net	1,244	1,352
Deferred income taxes	2,146	2,460
Receivable from Tyco International Ltd. and Covidien plc	1,002	1,180
Other assets	268	290
Total Assets	$18,461	$19,306

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$711	$1,015
Accounts payable	1,383	1,292
Accrued and other current liabilities	1,762	1,576
Deferred revenue	68	121
Total current liabilities	3,924	4,004
Long-term debt	2,303	2,696
Long-term pension and postretirement liabilities	1,155	1,353
Deferred income taxes	321	448
Income taxes	1,979	2,311
Other liabilities	393	517
Total Liabilities	10,075	11,329
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 428,527,307 shares authorized and issued, CHF 0.57 par value, and 439,092,124 shares authorized and issued, CHF 0.97 par value, respectively	189	193
Contributed surplus	6,136	6,837
Accumulated earnings	2,472	1,196
Treasury shares, at cost, 17,020,636 and 16,408,049 shares, respectively	(720)	(484)
Accumulated other comprehensive income	303	229
Total TE Connectivity Ltd. shareholders’ equity	8,380	7,971
Noncontrolling interests	6	6
Total Equity	8,386	7,977
Total Liabilities and Equity	$18,461	$19,306

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012
	(in millions)
Cash Flows From Operating Activities:
Net income	$388	$396	$1,277	$1,115
(Income) loss from discontinued operations, net of income taxes	—	2	—	51
Income from continuing operations	388	398	1,277	1,166
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	150	156	607	609
Non-cash restructuring charges	18	4	84	1
Deferred income taxes	(62)	(148)	30	(48)
Provision for losses on accounts receivable and inventories	10	14	59	58
Tax sharing (income) expense	(17)	(20)	181	(52)
Share-based compensation expense	19	16	78	68
Other	26	11	56	63
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(51)	43	(81)	17
Inventories	30	92	(61)	116
Inventoried costs on long-term contracts	(13)	(2)	18	7
Prepaid expenses and other current assets	4	17	11	103
Accounts payable	35	(98)	167	(189)
Accrued and other current liabilities	15	103	(13)	(92)
Income taxes	41	81	(371)	7
Other	2	47	6	54
Net cash provided by continuing operating activities	595	714	2,048	1,888
Net cash provided by (used in) discontinued operating activities	(2)	(1)	(2)	59
Net cash provided by operating activities	593	713	2,046	1,947
Cash Flows From Investing Activities:
Capital expenditures	(203)	(148)	(615)	(533)
Proceeds from sale of property, plant, and equipment	20	10	39	23
Acquisition of businesses, net of cash acquired	(6)	—	(6)	(1,384)
Proceeds from divestiture of discontinued operations, net of cash retained by sold operations	—	—	14	394
Other	1	(2)	23	(9)
Net cash used in continuing investing activities	(188)	(140)	(545)	(1,509)
Net cash used in discontinued investing activities	—	—	—	(1)
Net cash used in investing activities	(188)	(140)	(545)	(1,510)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	—	(50)	50	300
Proceeds from long-term debt	—	—	—	748
Repayment of long-term debt	—	—	(715)	(642)
Proceeds from exercise of share options	61	8	214	60
Repurchase of common shares	(226)	(168)	(844)	(185)
Payment of common share dividends and cash distributions to shareholders	(103)	(89)	(384)	(332)
Other	(1)	(1)	(1)	44
Net cash used in continuing financing activities	(269)	(300)	(1,680)	(7)
Net cash provided by (used in) discontinued financing activities	2	1	2	(58)
Net cash used in financing activities	(267)	(299)	(1,678)	(65)
Effect of currency translation on cash	3	13	(9)	(1)
Net increase (decrease) in cash and cash equivalents	141	287	(186)	371
Cash and cash equivalents at beginning of period	1,262	1,302	1,589	1,218
Cash and cash equivalents at end of period	$1,403	$1,589	$1,403	$1,589

Supplemental Cash Flow Information:
Interest paid	$23	$25	$155	$181
Income taxes paid, net of refunds	83	50	312	290

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$595	$714	$2,048	$1,888
Capital expenditures, net	(183)	(138)	(576)	(510)
Payments related to pre-separation tax matters, net	—	(7)	28	19
Payments related to accrued interest on debt assumed in the acquisition of Deutsch	—	—	—	17
Payments to settle acquisition-related foreign currency derivative contracts	—	—	—	20
Free cash flow (1)	$412	$569	$1,500	$1,434

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 27,		September 28,		September 27,		September 28,
	2013		2012		2013		2012
	($ in millions)
Net Sales:
Transportation Solutions	$1,398		$1,279		$5,485		$5,128
Network Solutions	804		838		3,066		3,310
Industrial Solutions	792		777		3,007		2,987
Consumer Solutions	438		470		1,722		1,857
Total	$3,432		$3,364		$13,280		$13,282

Operating Income:
Transportation Solutions	$257	18.4%	$196	15.3%	$972	17.7%	$754	14.7%
Network Solutions	33	4.1%	71	8.5%	136	4.4%	247	7.5%
Industrial Solutions	127	16.0%	97	12.5%	359	11.9%	378	12.7%
Consumer Solutions	48	11.0%	37	7.9%	89	5.2%	139	7.5%
Total	$465	13.5%	$401	11.9%	$1,556	11.7%	$1,518	11.4%

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended September 27, 2013						Net Sales for the
	versus Net Sales for the Quarter Ended September 28, 2012						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		September 27, 2013
	($ in millions)
Transportation Solutions (3):
Automotive	$122	9.5%	$(3)	$—	$119	9.3%	100%
Total	122	9.5	(3)	—	119	9.3	100%
Network Solutions (3):
Telecom Networks	4	1.1	(1)	—	3	0.9	43
Data Communications	(9)	(4.2)	(2)	(18)	(29)	(12.9)	24
Enterprise Networks	2	1.4	(3)	—	(1)	(0.6)	20
Subsea Communications	(8)	(7.4)	1	—	(7)	(6.4)	13
Total	(11)	(1.3)	(5)	(18)	(34)	(4.1)	100%
Industrial Solutions (3):
Industrial	12	4.0	(1)	—	11	3.6	40
Aerospace, Defense, and Marine	8	3.0	1	—	9	3.5	34
Energy	(6)	(2.9)	1	—	(5)	(2.3)	26
Total	14	1.8	1	—	15	1.9	100%
Consumer Solutions (3):
Consumer Devices	(36)	(12.5)	(9)	—	(45)	(15.3)	57
Appliances	12	7.0	1	—	13	7.4	43
Total	(24)	(5.2)	(8)	—	(32)	(6.8)	100%
Total	$101	3.0%	$(15)	$(18)	$68	2.0%

							Percentage of
	Change in Net Sales for the Year Ended September 27, 2013						Segment’s Total
	versus Net Sales for the Year Ended September 28, 2012						Net Sales for the
				Acquisition/			Year Ended
	Organic (1)		Translation (2)	Divestiture	Total		September 27, 2013
	($ in millions)
Transportation Solutions (3):
Automotive	$251	4.9%	$(54)	$160	$357	7.0%	100%
Total	251	4.9	(54)	160	357	7.0	100%
Network Solutions (3):
Telecom Networks	(29)	(2.2)	(4)	—	(33)	(2.5)	42
Data Communications	(55)	(6.3)	(3)	(36)	(94)	(10.8)	25
Enterprise Networks	(25)	(3.9)	(9)	—	(34)	(5.2)	20
Subsea Communications	(83)	(17.3)	—	—	(83)	(17.3)	13
Total	(192)	(5.8)	(16)	(36)	(244)	(7.4)	100%
Industrial Solutions (3):
Industrial	(98)	(7.7)	(15)	—	(113)	(8.8)	39
Aerospace, Defense, and Marine	12	1.4	(2)	160	170	19.6	34
Energy	(36)	(4.3)	(1)	—	(37)	(4.4)	27
Total	(122)	(4.1)	(18)	160	20	0.7	100%
Consumer Solutions (3):
Consumer Devices	(86)	(7.6)	(22)	—	(108)	(9.7)	59
Appliances	(22)	(3.0)	(5)	—	(27)	(3.7)	41
Total	(108)	(5.8)	(27)	—	(135)	(7.3)	100%
Total	$(171)	(1.3)%	$(115)	$284	$(2)	—%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

						Percentage of
						Segment’s Total
	Change in Net Sales for the Quarter Ended September 27, 2013					Net Sales for the
	versus Net Sales for the Quarter Ended June 28, 2013					Quarter Ended
	Organic (1)		Translation (2)	Total		September 27, 2013
	($ in millions)
Transportation Solutions (3):
Automotive	$(40)	(2.8)%	$—	$(40)	(2.8)%	100%
Total	(40)	(2.8)	—	(40)	(2.8)	100%
Network Solutions (3):
Telecom Networks	—	—	(3)	(3)	(0.9)	43
Data Communications	5	2.4	—	5	2.6	24
Enterprise Networks	3	2.1	(3)	—	—	20
Subsea Communications	(1)	(0.8)	—	(1)	(1.0)	13
Total	7	0.9	(6)	1	0.1	100%
Industrial Solutions (3):
Industrial	12	3.9	—	12	3.9	40
Aerospace, Defense, and Marine	1	0.3	—	1	0.4	34
Energy	1	0.7	(1)	—	—	26
Total	14	1.8	(1)	13	1.7	100%
Consumer Solutions (3):
Consumer Devices	8	3.3	(1)	7	2.9	57
Appliances	1	0.4	1	2	1.1	43
Total	9	2.0	—	9	2.1	100%
Total	$(10)	(0.3)%	$(7)	$(17)	(0.5)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$257	$2	$9	$—	$268
Network Solutions	33	—	49	—	82
Industrial Solutions	127	1	7	—	135
Consumer Solutions	48	—	6	—	54
Total	$465	$3	$71	$—	$539

Operating Margin	13.5%				15.7%

Other Income, Net	$16	$—	$—	$(9)	$7

Income Tax Expense	$(63)	$(2)	$(18)	$(40)	$(123)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$387	$1	$53	$(49)	$392

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.92	$—	$0.13	$(0.12)	$0.93

(1) Includes income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards partially offset by income tax expense related to adjustments to prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 28, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$196	$5	$5	$—	$206
Network Solutions	71	—	11	—	82
Industrial Solutions	97	9	14	—	120
Consumer Solutions	37	—	9	—	46
Total	$401	$14	$39	$—	$454

Operating Margin	11.9%				13.5%

Other Income, Net	$19	$—	$—	$(7)	$12

Income Tax (Expense) Benefit	$18	$(1)	$(10)	$(107)	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$398	$13	$29	$(114)	$326

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.93	$0.03	$0.07	$(0.27)	$0.76

(1) Includes $7 million of non-cash amortization associated with acquisition-related adjustments recorded in cost of sales, $4 million of acquisition and integration costs, and $3 million of restructuring costs.

(2) Other income adjustment relates to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters. Income tax expense adjustment includes income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$972	$7	$38	$—	$1,017
Network Solutions	136	—	125	—	261
Industrial Solutions	359	7	62	—	428
Consumer Solutions	89	—	86	—	175
Total	$1,556	$14	$311	$—	$1,881

Operating Margin	11.7%				14.2%

Other Income (Expense), Net	$(183)	$—	$—	$213	$30

Income Tax (Expense) Benefit	$29	$(5)	$(90)	$(354)	$(420)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,276	$9	$221	$(141)	$1,365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.02	$0.02	$0.52	$(0.33)	$3.23

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 28, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$754	$67	$9	$—	$830
Network Solutions	247	—	59	—	306
Industrial Solutions	378	49	23	—	450
Consumer Solutions	139	—	23	—	162
Total	$1,518	$116	$114	$—	$1,748

Operating Margin	11.4%				13.2%

Other Income, Net	$50	$—	$—	$(17)	$33

Income Tax Expense	$(249)	$(24)	$(33)	$(90)	$(396)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,163	$92	$81	$(107)	$1,229

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.70	$0.21	$0.19	$(0.25)	$2.86

(1) Includes $75 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $27 million of acquisition and integration costs, and $14 million of restructuring charges.

(2) Other income adjustment relates to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters. Income tax expense adjustments include income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense associated with certain non-U.S. tax rate changes.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 28, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$192	$3	$10	$—	$205
Network Solutions	36	—	24	—	60
Industrial Solutions	70	2	12	—	84
Consumer Solutions	(5)	—	46	—	41
Total	$293	$5	$92	$—	$390

Operating Margin	9.3%				12.4%

Other Income (Expense), Net	$(226)	$—	$—	$231	$5

Income Tax (Expense) Benefit	$245	$(1)	$(27)	$(301)	$(84)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$279	$4	$65	$(70)	$278

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.65	$0.01	$0.15	$(0.16)	$0.65

(1) Includes $331 million income of tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns and the estimated impacts of certain intercompany dividends.

(2) See description of non-GAAP measures contained in this release.